Exhibit 3

Exhibit 3 Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF FIDUCIARY POWERS I, Michael J. Hsu, Acting Comptroller of the C1UT ency, do hereby certify that: 1. The Office of the Comptroller of the CIUT ency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank Tmst Company, National Association,” Portland, Oregon (Charter No. 23412), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized tmder the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a., and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, January 19, 2022, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Co1umbia. 2022-003 54-C